EXHIBIT 10.30

January 15, 2008

Mr. Christopher Burnley

[Address]

Dear Chris:

This letter confirms that the Board of Directors has elected to forgive $62,500 in principal and $1,148.44 in accrued interest1, effective on January 15, 2008, pursuant to your note dated June 9, 2003. As a result of the forgiveness of these amounts, there is no remaining principal outstanding under the note.

In connection with the above, you acknowledge and agree that Phenomix shall no longer be obligated to pay you the bonus amounts described in Section 9 of your employment offer letter agreement with Phenomix, dated April 24, 2003.

Best Regards;

/s/ Brian L. Baker

Brian L. Baker, CPA

Vice President, Finance

Acknowledged and agreed:

/s/ Christopher L. Burnley
Christopher L. Burnley

[1]	Loan is anticipated to qualify as an employee relocation loan for federal tax purposes and thus the interest portion will be excluded from taxable income.

Phenomix Corporation • 5871 Oberlin Drive, Suite 200 • San Diego, CA 92121• 858-731-5200 telephone • 858-731-5226 fax